SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [   ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]  Definitive Proxy Statement [ ] Definitive Additional Materials

[X]  Soliciting Material Under Rule 14a-12.

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                               LIQUID AUDIO, INC.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

                               MM COMPANIES, INC.,
  JEWELCOR MANAGEMENT, INC., BARINGTON COMPANIES EQUITY PARTNERS, L.P., RAMIUS
                   SECURITIES, LLC, DOMROSE SONS PARTNERSHIP,
                    JAMES A. MITAROTONDA and SEYMOUR HOLTZMAN
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

-----------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:



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


      On August 22, 2002, MM Companies, Inc. issued the following press release:

MM Companies, Inc. Responds to Liquid Audio, Inc. Lawsuit


NEW YORK, Aug. 22 /PRNewswire-FirstCall/ -- The following was issued today by MM Companies, Inc. (OTC Bulletin Board: MMCO):

We are very disappointed to find that Liquid Audio's management is once again attempting to impede the stockholder meeting process which we have tried for months to set in motion. The lawsuit Liquid Audio management filed yesterday appears to us to be another effort to deny Liquid Audio shareholders a fair chance, finally, to have a voice in the future of their company. We believe that management's motion in court for a preliminary injunction against our solicitation of votes in opposition to management at the September 26 Annual Meeting is without merit, and we will contest it vigorously.

Over the past ten months, Liquid Audio management has rejected out of hand our repeated proposals to acquire ownership of Liquid Audio, our requests to add directors to the Board and our demands for a stockholder meeting. We had to go to Delaware court to force the 2002 Annual Meeting to be scheduled, only to find that after finally scheduling a meeting for July 1, management maneuvered to delay the meeting still further, until September 26.

Now, with the meeting finally approaching, management has turned to other tactics. Their eleventh-hour lawsuit is based principally on Investment Company Act matters we ourselves publicly discussed in our 2001 Annual Report, and they now purport to seek expedited relief from the court with respect to proxy material which we first publicly filed with the SEC in May and last supplemented in a further filing two weeks ago.

Our position is simple -- Liquid Audio's future should be decided by its shareholders on the basis of full and fair disclosure of the matters material to their decision, and the shareholders should be permitted to vote now.


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